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                                                                     EXHIBIT 4.5



                           PSYCHIATRIC SOLUTIONS, INC.

                   THIRD AMENDED AND RESTATED VOTING AGREEMENT


         THIS THIRD AMENDED AND RESTATED VOTING AGREEMENT (the "AGREEMENT") is made and entered into this 6th day of January, 2003 by and among PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation formerly known as PMR Corporation (the "COMPANY"), those certain holders of the Company's capital stock listed on Exhibit A hereto (collectively, the "INVESTORS") and THE 1818 MEZZANINE FUND II, L.P. ("1818 FUND").

                                   WITNESSETH:

         WHEREAS, Psychiatric Solutions Hospitals, Inc. (f/k/a Psychiatric Solutions, Inc.) ("OLD PSI") and certain of the Investors are parties to that certain Second Amended and Restated Voting Agreement, dated as of June 28, 2002 (as amended through the date hereof, the "PRIOR VOTING AGREEMENT");

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (the "MERGER") between the Company, Old PSI and PMR Acquisition Corporation dated August 5, 2002, Old PSI became a direct wholly owned subsidiary of the Company;

         WHEREAS, following the Merger, the parties determined it was appropriate for the Company to replace Old PSI as a party to this Agreement;

         WHEREAS, the Company and the Investors have agreed to amend the Prior Voting Agreement such that the voting restrictions contained in Section 1 of the Agreement will not be binding upon certain transferees of shares; and

         WHEREAS, K. Bryce Dehaven, Douglas B. Lewis, and Charles R. F. Treadway, M.D., each of whom was a "Key Stockholder" under the Prior Voting Agreement, will be removed as parties and no longer bound by the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. VOTING

         1.1 INVESTOR SHARES. The Investors each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof, and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (including but not limited to all shares of Series A Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK"), of the Company and all shares of Common Stock issued upon conversion of the Series A Preferred Stock)



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(hereinafter collectively referred to as the "INVESTOR SHARES"), subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.

         1.2 VOTING.

                  (a) Until the Vote Termination Date, at any annual or special meeting or other action of the shareholders called for the purpose of electing directors of the same class as Joseph Donlan (or his successor 1818 Fund designee to the Board of Directors) to or removing directors of the same class as Joseph Donlan (or his successor 1818 Fund designee to the Board of Directors) from the Company's Board of Directors, the Investors agree to vote all of their shares of capital stock of the Company to cause one member of the Board of Directors of the Company to be a person designated by 1818 Fund. The "VOTE TERMINATION DATE" shall occur when both of the following clauses (x) and (y) have been satisfied: (x) the indebtedness owed to the 1818 Fund under that certain Securities Purchase Agreement dated as of June 28, 2002 between Old PSI and 1818 Fund has been repaid in full; and (y) either of the following has happened: (i) the 1818 Fund owns less than 50% of the shares of stock (assuming exercise of the warrants issued to the 1818 Fund pursuant to such Securities Purchase Agreement) issued pursuant to such Securities Purchase Agreement, or (ii) the fifth (5th) anniversary of the date hereof has occurred.

                  (b) Until the Vote Termination Date and unless otherwise provided for herein, in the event of any termination, removal or resignation of any Director designated pursuant to Section 1.2(a), the Investors shall vote their shares to cause such vacancy to be filled in accordance with the provisions of Section 1.2(a).

                  (c) At each meeting of the stockholders of the Company at which the election of directors of the same class as Joseph Donlan (or his successor 1818 Fund designee to the Board of Directors) occurs (or at any time the stockholders of the Company act by written consent for the purpose of the election of directors of the same class as Joseph Donlan (or his successor 1818 Fund designee to the Board of Directors)), the Company shall cause one designee of 1818 Fund to be included in the slate of nominees recommended by the Board of Directors of the Company to the Company's stockholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such designee, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such designee. Notwithstanding anything in the foregoing to the contrary, the obligations of the Company set forth in this Section 1.2(c) shall terminate and have no further effect after the Vote Termination Date.

                  (d) Notwithstanding the foregoing, for the avoidance of doubt, nothing in this Section 1.2 shall require the holders of shares of any series of preferred stock of the Company (including, without limitation, any shares of the Series A Preferred Stock), that may be issued after the date hereof, to vote their shares in favor of the 1818 Fund designee to the Board of Directors as the nominee of the holders of any such series of preferred stock (including, without limitation, as a nominee of the holders of Series A Preferred Stock pursuant to
         Section 7(d) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock attached as Exhibit B to the Stock Purchase Agreement, dated as of January 6, 2003, by and among the Company and the purchasers named therein, which has been approved by the Board of Directors of the Company).

         1.3 LEGEND REMOVAL. The Company agrees to take all necessary actions (including causing its transfer agent to take such necessary actions) to arrange for the prompt issuance to each Investor of a replacement stock certificate not bearing any restrictive legend relating to the Prior Voting Agreement upon presentment of any certificate representing Investor Shares that is imprinted with such a legend.

         1.4 SUCCESSORS. The provisions of this Agreement shall not be binding upon the successors in interest to, or transferees of, any of the Investor Shares. Notwithstanding the foregoing, each of the Investors shall cause their Affiliates to comply with the terms of this Agreement, and no Investor shall transfer any Investor Shares to any Affiliate without first obtaining the written agreement of such Affiliate to be bound by this Agreement as an Investor; provided, however, that the obligations contained in this Agreement shall not apply to Investor Shares which have been distributed by an Investor pro rata to its partners. Notwithstanding the foregoing sentence, nothing in this Agreement shall be deemed to bind any portfolio company of any of the Investors (unless the Investor transfers Investor Shares to the portfolio company); provided, however, that each Investor covenants that it shall not intentionally attempt to avoid the obligations of this Agreement by causing any portfolio company to take an action that would otherwise constitute a breach of this Agreement, if such action were taken by the Investor directly. For purposes of this Agreement, the term "Affiliate" means an entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, an Investor or its general partner, managing member and/or management company. The term "control" means the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         1.5 OTHER RIGHTS. Except as provided by this Agreement, each Investor shall be entitled to exercise the full rights of a shareholder with respect to the Investor Shares.

SECTION 2. TERMINATION

         2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety:

             (a) the Vote Termination Date;

             (b) June 28, 2012; and

             (c) the date the parties hereto terminate this Agreement by written consent of holders of a majority in interest of the Investor Shares, 1818 Fund, and the Company.

         2.2 As to any Investor, the obligations of such Investor under this Agreement shall terminate at the time such Investor ceases to own any Investor Shares, provided that if such

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Investor subsequently acquires any Investor Shares, such Investor shall be bound by the terms of this Agreement.

SECTION 3. MISCELLANEOUS

         3.1 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         3.2 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

         3.3 AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the Company, the holders of a majority in interest of the Investor Shares (on an as-converted basis), the 1818 Fund and Oak Investment Partners X, Limited Partnership ("OAK X") so long as Oak X and/or any entity related to Oak X (individually or in the aggregate) owns greater than five percent (5%) of the outstanding common stock of the Company (on an as-converted basis).

         3.4 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         3.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

         3.6 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Investor Shares for purposes of this Agreement to the extent such shares or securities are held by such Investor or its Affiliates (subject to the Affiliate limitations described in Section 1.4).

         3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

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         3.8 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         3.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

         3.10 EXPENSES. The Company acknowledges and agrees that it shall reimburse 1818 Fund for all reasonable out-of-pocket expenses (including travel related expenses) of 1818 Fund and its representative incurred in connection with such representative's duties as a member of the Board of Directors of the Company.

         3.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Prior Voting Agreement.

         3.12 OBLIGATIONS OF INVESTORS. The obligations of the Investors hereunder are several and not joint.










                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.

COMPANY:

PSYCHIATRIC SOLUTIONS, INC.

By: /s/ Joey A. Jacobs
    --------------------------------
    Joey A. Jacobs, President



OLD PSI:

PSYCHIATRIC SOLUTIONS HOSPITALS, INC.

By: /s/ Joey A. Jacobs
    --------------------------------
    Joey A. Jacobs, President
























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.

                                       INVESTORS:

                                       /s/ Joey A. Jacobs
                                       ------------------------------------
                                       Joey A. Jacobs






























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.

                                       INVESTORS:

                                       CLAYTON ASSOCIATES, LLC

                                       By:   /s/ Bill F. Cook
                                             -------------------------------
                                       Title: Principal
                                             -------------------------------




























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                       INVESTORS:

                                       THE 1818 MEZZANINE FUND II, L.P.
                                       BY: BROWN BROTHERS HARRIMAN & CO.,
                                           ITS GENERAL PARTNER

                                       By:    /s/ Joseph P. Donlan
                                              ----------------------------
                                       Name:  Joseph P. Donlan
                                       Title: Managing Partner




























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.

                                     INVESTORS:

                                     F.C.A. VENTURE PARTNERS II, L.P.
                                     BY: CLAYTON DC VENTURE CAPITAL GROUP, LLC,
                                         GENERAL PARTNER

                                     By:   /s/ Bill F. Cook
                                           ------------------------------------
                                     Name: Bill F. Cook
                                           ------------------------------------
                                     Title: Principal
                                           ------------------------------------




























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     F.C.A. VENTURE PARTNERS I, L.P.
                                     BY: DC INVESTMENTS LLC,
                                         GENERAL PARTNER

                                     By:
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------
































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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     OAK INVESTMENT PARTNERS VII,
                                     LIMITED PARTNERSHIP

                                     By:   /s/ Ann H. Lamont
                                           ------------------------------------
                                     Name: Ann H. Lamont
                                           ------------------------------------
                                     Title: Managing Member of Oak Associates
                                            VII, LLC, The General Partner of
                                            Oak Investment Partners VII,
                                            Limited Partnership




























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     OAK VII AFFILIATES FUND,
                                     LIMITED PARTNERSHIP

                                     By:   /s/ Ann H. Lamont
                                           ------------------------------------
                                     Name: Ann H. Lamont
                                           ------------------------------------
                                     Title: Managing Member of Oak VII
                                            Affiliates, LLC, The General
                                            Partner of Oak VII Affiliates Fund,
                                            Limited Partnership






























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.

                                  INVESTORS:

                                  OAK INVESTMENT PARTNERS X
                                  LIMITED PARTNERSHIP

                                  By: /s/ Ann H. Lamont
                                      -------------------------------------
                                      Ann H. Lamont
                                      Managing Member of Oak Associates X,
                                      LLC, The General Partner of Oak
                                      Investment Partners X, Limited Partnership


























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     OAK X AFFILIATES FUND,
                                     LIMITED PARTNERSHIP

                                     By: /s/ Ann H. Lamont
                                         --------------------------------------
                                         Ann H. Lamont
                                         Managing Member of Oak X Affiliates,
                                         LLC, The General Partner of Oak X
                                         Affiliates Fund, Limited Partnership































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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     SOUTH POINTE VENTURE PARTNERS, L.P.

                                     By:
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------


























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     ACACIA VENTURE PARTNERS, L.P.

                                     By:
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------



































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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                                     INVESTORS:

                                     CGJR HEALTH CARE SERVICES,
                                       PRIVATE EQUITIES, L.P.
                                     CGJR II, L.P.
                                     CGJR/MF III, L.P.
                                     BY: CGJR CAPITAL MANAGEMENT, INC.
                                         AS GENERAL PARTNER OF ALL 3
                                         OF THE ENTITIES ABOVE

                                     By:   /s/ Christopher Grant, Jr.
                                           ------------------------------------
                                     Name: Christopher Grant, Jr.
                                           ------------------------------------
                                     Title: President
                                           ------------------------------------






















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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                              INVESTORS:

                              SALIX VENTURES II, L.P.

                              By: /s/ David Ward
                                  ---------------------------------------------
                                  David Ward
                                  General Partner of Salix Partners II
                                  The General Partner of Salix Ventures II, L.P.



























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written.


                            INVESTORS:

                            SALIX AFFILIATES II, L.P.

                            By: /s/ David Ward
                                -----------------------------------------------
                                David Ward
                                General Partner of Salix Partners II
                                The General Partner of Salix Affiliates II, L.P.




























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         IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED
AND RESTATED VOTING AGREEMENT as of the date first above written (solely for the purpose of approving the amendment and modification of the Agreement. The undersigned acknowledges that he is no longer a party to the Agreement nor is he bound by its terms).


         /s/ K. Bryce DeHaven
         ----------------------------
         K. Bryce DeHaven
























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                                    EXHIBIT A

                                LIST OF INVESTORS



Clayton Associates, L.L.C.
Joey A. Jacobs
Acacia Venture Partners, L.P.
CGJR Health Care Services Private Equities, L.P.
CGJR II, L.P.
CGJR/MF III, L.P.
Salix Ventures II, L.P.
Salix Affiliates II, L.P.
FCA Venture Partners I, L.P.
FCA Venture Partners II, L.P.
Oak VII Affiliates Fund, Limited Partnership
Oak Investment Partners VII, Limited Partnership
Oak Investment Partners X, Limited Partnership
Oak X Affiliates Fund, Limited Partnership
South Pointe Venture Partners, L.P.